As filed with the Securities and Exchange Commission on December 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-7273918
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1325 Avenue of Americas, 28th Floor, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan

2014 Global Share Option Plan

(Full Title of the Plan)

Chaim Lebovits

President and Chief Executive Officer

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(Name and Address of Agent for Service)

(201) 488-0460

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, Massachusetts 02116

(617) 399-6931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (4)
Common Stock, $0.00005 par value, reserved for issuance pursuant to the 2014 Stock Incentive Plan and the 2014 Global Share Option Plan (2)	1,800,000 shares	$3.03	(3)	$5,454,000	(3)	$661.02

(1)	This Registration Statement covers 1,800,000 additional shares of Brainstorm Cell Therapeutics Inc. (“Registrant”) common stock, par value $0.00005 per share, available for issuance pursuant to awards under the Registrant’s 2014 Stock Incentive Plan and 2014 Global Share Option Plan (together, the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	The pool of shares available for issuance under the 2014 Stock Incentive Plan is the same pool of shares reserved and available for issuance under the 2014 Global Share Option Plan and, accordingly, shares issued pursuant to awards under either plan shall reduce the number of shares available for future issuance under each plan.

(3)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on December 17, 2018 as reported on the NASDAQ Capital Market in accordance with Rules 457(c) and 457(h) under the Securities Act.

(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plans. Registration Statements on Form S-8 (File No. 333-198391 and File No. 333-213714) have been filed by the Registrant with the Securities and Exchange Commission on, respectively, August 27, 2014 and September 20, 2016, for existing securities under the Plans.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers 1,800,000 additional shares of Brainstorm Cell Therapeutics Inc. (“Registrant”) common stock to be issued pursuant to Registrant’s 2014 Stock Incentive Plan and the 2014 Global Share Option Plan (the “Plans”). Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-198391 and File No. 333-213714) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on, respectively, August 27, 2014 and September 20, 2016 (together, the “Previous Form S-8”), including periodic reports that Registrant filed after the Previous Form S-8 to maintain current information about Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports Registrant has most recently filed with the SEC are listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 8, 2018.

(b)	Our Proxy Statement filed with the SEC on October 10, 2018 in connection with the annual meeting of stockholders held on November 29, 2018.

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 14, 2018.

(d)	Our Current Report on Form 8-K filed with the SEC on June 7, 2018.

(e)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on July 23, 2018.

(f)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the SEC on October 29, 2018.

(g)	Our Current Report on Form 8-K filed with the SEC on November 30, 2018.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The validity of the securities has been passed upon by BRL Law Group LLC. Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, is eligible to participate in the Registrant’s 2014 Stock Incentive Plan and from time to time the Registrant may make awards under that Plan in exchange for BRL Law Group LLC’s services to the Company. As of December 21, 2018, Mr. Rosedale beneficially owned 75,090 shares of the Registrant’s Common Stock.

Item 8. Exhibits

EXHIBIT INDEX

		Filed (or Furnished)	Incorporated by Reference Herein
Exhibit Number	Description	with this Form S-8	Form	Exhibit & File No.	Date Filed

4.1	Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation.		Definitive Schedule 14A	Appendix A File No. 333-61610	November 20, 2006

4.2	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	Appendix B File No. 333-61610	November 20, 2006

4.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014.		Form 8-K	Exhibit 3.1 File No. 000-54365	September 16, 2014

4.4	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated August 31, 2015.		Form 8-K	Exhibit 3.1 File No. 001-366641	September 4, 2015

4.5	ByLaws of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	Appendix C File No. 333-61610	November 20, 2006

4.6	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007.		Form 8-K	Exhibit 3.1 File No. 333-61610	March 27, 2007

5.1	Opinion of BRL Law Group LLC.	‡

23.1	Consent of BRL Law Group LLC (included in Exhibit 5.1).	‡

23.2	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu.	‡

24.1	Power of Attorney (included in the signature pages of this Registration Statement.

99.1	Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Form 8-K	Exhibit 10.1 File No. 000-54365	August 15, 2014

99.2	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Schedule 14A	Appendix A File No. 000-36641	May 11, 2016

99.3	Amendment No. 2 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Form 8-K	Exhibit 10.1 File No. 001-36641	November 30, 2018

99.4	Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Form 8-K	Exhibit 10.2 File No. 000-54365	August 15, 2014

99.5	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Schedule 14A	Appendix B File No. 000-36641	May 11, 2016

99.6	Amendment No. 2 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Form 8-K	Exhibit 10.2 File No. 001-36641	November 30, 2018

‡	Filed herewith.
‡‡	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 21, 2018.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute and appoint Chaim Lebovits, Uri Yablonka and Eyal Rubin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Chaim Lebovits	President and Chief Executive Officer	December 21, 2018
Chaim Lebovits	(Principal Executive Officer)

/s/ Eyal Rubin	Chief Financial Officer	December 20, 2018
Eyal Rubin	(Principal Financial and Accounting Officer)

/s/ Irit Arbel	Director	December 20, 2018
Irit Arbel

/s/ June S. Almenoff	Director	December 18, 2018
June S. Almenoff

/s/ Anthony Polverino	Director	December 18, 2018
Anthony Polverino

/s/ Chen Schor	Director	December 20, 2018
Chen Schor

	Director	[______], 2018
Malcolm Taub

/s/ Uri Yablonka	Director	December 20, 2018
Uri Yablonka